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                                                                     Exhibit 4.5



THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "ACT") OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES, OR DELIVERY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT OR UNLESS SOLD IN FULL COMPLIANCE WITH RULE 144 UNDER THE ACT.

                                INHIBITEX, INC.

                               OPTION TO PURCHASE
                             SHARES OF COMMON STOCK

                                  May 7, 1999
                                  (Grant Date)

     THIS OPTION evidences that, for value received, Dr. Timothy J. Foster (the "Optionee") is entitled to subscribe for and purchase from Inhibitex, Inc., a Delaware corporation (the "Company"), subject to the terms set forth below (the "Option"), seven thousand (7,000) shares (the "Shares") of the Company's Common Stock (the "Common Stock") at a price per share of $0.15 (the "Exercise Price"), upon surrender hereof, at the principal office of the Company referred to below, with the Notice of Exercise attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States. The number, character and Exercise Price of the Shares are subject to adjustment as provided below.

     1. Grant and Exercise. Optionee shall be entitled to purchase a total of seven thousand (7,000) shares of Common Stock at the Exercise Price. Optionee's right to exercise the Option depends upon the extent to which the Option is vested. Optionee shall vest in the option as follows: 25% per year on the date of the mailing of the completed annual report for the performance period for the first four years after the date of the grant. The Option shall expire on the tenth anniversary of the Grant Date.

     2. Method of Exercise; Payment. The Option may be exercised by the Optionee, in accordance with Section 1 above, by the surrender of the notice of exercise form attached hereto as Exhibit A, duly executed, at the principal office of the Company and by the payment to the Company, by check or bank draft, of an amount equal to the Exercise Price per share multiplied by the number of Shares then being purchased. In the event of any exercise of the Option, certificates representing the Shares shall be delivered to the Optionee as soon as practicable thereafter.

     3. Stock Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of the Option will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which
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the Option may be exercised, the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of the Option, a sufficient number of shares of its Common Stock to provide for the exercise of the Option.

     4. Adjustment of Exercise Price and Number of Shares. The number and kind of securities purchasable upon the exercise of the Option and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          a. In case of (i) any reclassification of or similar change in the Common Stock; (ii) any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification of or similar change in the Common Stock); or (iii) any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall execute a new Option having substantially similar terms.

          b. In case of (i) any subdivision or combination of the Common Stock or (ii) at any time or from time to time after the Grant Date, any declaration or payment, without consideration, any dividend on the Common Stock payable in shares of its capital stock or in any right to acquire shares of its capital stock without consideration, the number of shares of Common Stock or other security issuable upon exercise hereof shall be proportionately increased or decreased, as appropriate.

          c. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Paragraph 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Optionee against impairment.

     5. Notice of Adjustments. Whenever the Exercise Price shall be adjusted pursuant to the provisions hereof, the Company shall, within 30 days of such adjustment, deliver a certificate signed by its chief financial officer to the Optionee(s) setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price after giving effect to such adjustment.

     6. Transfers. This Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution.

     7. Rights as Stockholders. No Optionee, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock, nor shall anything contained herein be construed to confer upon the Optionee, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until all or a portion of this Option shall have been exercised and the Shares shall have become deliverable, as provided herein.


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     8.         Other Conditions. If so requested by the Company, Optionee shall
(as a condition to the exercise of the Option) enter into such additional shareholder, buy-sell or other agreement or agreements prepared by the Company as the Company deems appropriate, or make such representations requested by the Company as the Company deems appropriate, which may restrict transfer of the Shares. The certificate(s) evidencing the Stock shall include one or more legends that reference or describe the conditions upon exercise.

     9. Modification and Waiver. This Option and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

     10. Notices. Any notice, request or other document required or permitted to be given or delivered to the Optionee or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such Optionee at its address as shown on the books of the Company or to the Company at the address indicated on Exhibit A.

     11. Binding Effect on Successors. This Option shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Shares shall survive the exercise and termination of this Option and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Optionee. The Company will, at the time of the exercise of this Option, in whole or in part, upon request of the Optionee but at the Company's expense, acknowledge in writing its continuing obligation to the Optionee hereof in respect of any rights to which the Optionee shall continue to be entitled after such exercise in accordance with this Option; provided, that the failure of the Optionee to make any such request shall not affect the continuing obligation of the Company to the Optionee in respect of such rights.

     12. Lost Stock Certificates. The Company covenants to the Optionee that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of any stock certificate issued to the Optionee pursuant to the exercise of this Option, and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such stock certificate, the Company will make and deliver a new stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated stock certificate.

     13. Governing Law. This Option shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware, without regard to such state's conflicts of laws principles.


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     IN WITNESS WHEREOF, this Option to Purchase Common Stock is executed effective as of the date first above written.

                             INHIBITEX, INC.



                             By: /s/ William D. Johnston
                                 -------------------------
                             Name: William D. Johnston
                             Title: President and Chief Executive Officer

                             OPTIONEE


                             /s/ Dr. Timothy J. Foster
                             -------------------------
                             Dr. Timothy J. Foster


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